EXHIBIT 10.1



                            STOCK PURCHASE AGREEMENT

                                  by and among

                      BONSO ELECTRONICS INTERNATIONAL INC.


                       MODUS ENTERPRISE INTERNATIONAL INC.


                                  MOHAN THADANI


                           GRAM PRECISION SCALES INC.




                                  JULY 31, 2002

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                                TABLE OF CONTENTS


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ARTICLE I TERMS OF PURCHASE AND SALE ..........................................1
1.1        Purchase and Sale of Shares of the Company  ........................1
1.2        The Closing   ......................................................1
1.3        Purchase Price......................................................1
1.4        Purchase Price Adjustment...........................................2
1.5        Escrow of Portion of Purchase Price.................................4
1.6        Shareholders' Loans.................................................5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER............................5
2.1        Corporate Existence of Company, Etc.................................5
2.2        Capitalization......................................................5
2.3        Title to Shares.....................................................5
2.4        Consents and Approvals..............................................6
2.5        No Conflicts........................................................6
2.6        Subsidiaries........................................................6
2.7        Financial Statements................................................6
2.8        Liabilities.........................................................7
2.9        Absence of Certain Changes or Events................................7
2.10       Title to Properties.................................................8
2.11       Patents, Trade-marks, Etc...........................................8
2.12       Insurance...........................................................8
2.13       Company Contracts...................................................8
2.14       Litigation.........................................................10
2.15       Taxes..............................................................11
2.16       Compliance with Laws...............................................11
2.17       Employee Benefits and Agreements...................................11
2.18       Licenses and Permits...............................................12
2.19       Business Relations.................................................12
2.20       Interest in Competitors, Suppliers, Customers, Etc.................12
2.21       Promissory Notes and Accounts Receivable...........................12
2.22       Employee Relations.................................................13

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER...........................13
3.1        Organization.......................................................13
3.2        Corporate Power and Authority......................................13
3.3        No Conflicts.......................................................13
3.4        Investment Intent..................................................13
3.5        Consents...........................................................14
3.6        SEC Documents; Financial Information...............................14
3.7        Litigation.........................................................14

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ARTICLE IV CERTAIN COVENANTS OF THE PARTIES...................................14
4.1        Conduct of Business................................................14
4.2        Undertakings.......................................................15
4.3        Access.............................................................15
4.4        Confidentiality....................................................16
4.5        Exclusivity........................................................16
4.6        Personal Guarantees................................................16
4.7        Bonso Indemnity and Personal Guarantee.............................17

ARTICLE V COVENANTS RELATING TO THE SHARES....................................17
5.1        Legend on Shares...................................................17
5.2        Registration Under the 1933 Act....................................17
5.3        Lockup Agreement...................................................19

ARTICLE VI CONDITIONS TO BUYER'S OBLIGATIONS..................................19
6.1        Representations, Warranties and Covenants of Seller................19
6.2        Further Action.....................................................19
6.3        No Governmental or Other Proceeding................................19
6.4        Delivery of Shares.................................................19
6.5        Resignations.......................................................19
6.6        Non-Competition Agreements.........................................20

ARTICLE VII CONDITIONS TO SELLER'S OBLIGATIONS................................20
7.1        Representations, Warranties and Covenants of Buyer.................20
7.2        Further Action.....................................................20
7.3        No Governmental or Other Proceeding................................20

ARTICLE VIII SURVIVAL AND INDEMNIFICATION.....................................20
8.1        Survival...........................................................20
8.2        Indemnification....................................................21
8.3        Notice of Claim....................................................21
8.4        Defense............................................................21

ARTICLE IX TERMINATION PRIOR TO CLOSING.......................................21
9.1        Termination of Agreement...........................................21
9.2        Termination of Obligations.........................................22

ARTICLE X MISCELLANEOUS.......................................................22
10.1       Entire Agreement...................................................22
10.2       Successors and Assigns.............................................22
10.3       Counterparts.......................................................22
10.4       Headings...........................................................22
10.5       No Waiver..........................................................23

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10.6       Expenses...........................................................23
10.7       Notices............................................................23
10.8       Further Assurances.................................................24
10.9       Governing Law......................................................24
10.10      Dispute Resolution; Arbitration....................................24
10.11      English Language...................................................25
10.12      Public Announcements...............................................25
10.13      Specific Performance...............................................25
10.14      Facsimile Signatures...............................................25






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                        CONTENTS OF DISCLOSURES SCHEDULE

                                                                         SECTION
                                                                         -------
Company Certificate of Incorporation.........................................2.1
Company By-Laws..............................................................2.1
Consents and Approvals.......................................................2.4
No Conflicts.................................................................2.6
Subsidiaries.................................................................2.7
Financial Statements.........................................................2.7
Liabilities..................................................................2.8
Absence of Changes...........................................................2.9
Title to Properties.........................................................2.10
Patents, Trade-marks, etc...................................................2.11
Insurance...................................................................2.12
Company Contracts...........................................................2.13
Litigation..................................................................2.14
Taxes.......................................................................2.15
Compliance with Law.........................................................2.16
Employee Benefits and Agreements............................................2.17
Consents....................................................................2.18
Licenses and Permits........................................................2.19
Business Relations..........................................................2.20
Interest in Competitors, Suppliers, Customers, etc..........................2.21
Consents.....................................................................3.5
Litigation...................................................................3.6



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                              LIST OF DEFINED TERMS

                                                                         SECTION
                                                                         -------
"Accounting Firm"............................................................1.4
"Ancillary Documents"......................................................10.10
"Bonso".................................................................Preamble
"Bonso Shares"...............................................................1.3
 "Buyer"................................................................Preamble
"Buyer's Review Accountants".................................................1.4
"Cash Portion"...............................................................1.3
"Closing"....................................................................1.2
"Closing Date"...............................................................1.2
"Closing Balance Sheet"......................................................1.4
"Company"...............................................................Preamble
"Company Contracts".........................................................2.13
"Confidential Information"...................................................4.4
"Encumbrances"...............................................................2.3
"Final Closing Balance Sheet"................................................1.4
"Financial Statements".......................................................2.7
"Gap Amount".................................................................1.4
"ICC Rules"................................................................10.10
"Indemnified Party"..........................................................8.2
"Indemnifying Party".........................................................8.2
"Insurance Policies"........................................................2.12
"Interim Balance Sheet"......................................................2.7
"Litigation"...............................................................2.14
"Material Permits".........................................................2.18
"Modus".................................................................Preamble
"Most Recent Financial Statements" ..........................................2.7
"Note".......................................................................1.3
"Notice"....................................................................10.7
"Notice of Disagreement".....................................................1.4
"Official Documents........................................................10.11
"Patent and Trade-mark Rights"..............................................2.11
"Provider"..................................................................4.4
"Purchase Price".............................................................1.3
"Reasonable Investigation"..................................................2.11
"Recipient"..................................................................4.4
"Registration Statement".....................................................5.2
"SEC"........................................................................5.2
"SEC Documents"..............................................................3.6
"Second Note"................................................................1.4
"Securities Act".............................................................1.3
"Seller"................................................................Preamble
"Seller Affiliates"..........................................................5.2
"Shareholder Loans"..........................................................1.5
"Shares"...............................................................Recital B
"Stock Portion"..............................................................1.3
"Subsidiary".................................................................2.6
"Subsidiaries"...............................................................2.6
"Taxes".....................................................................2.15
"Thadani"...............................................................Preamble
"U.S. GAAP"..................................................................1.4
"Vector Distribution"........................................................2.7


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                            STOCK PURCHASE AGREEMENT

     THIS AGREEMENT, made and entered into as of this 31st day of July, 2002 between Gram Precision Scales, Inc., an Ontario corporation (the "Company"), Mohan Thadani ("Thadani" or the "Seller") and Bonso Electronics International Inc., a British Virgin Islands International Business Company (the "Bonso") and Modus Enterprise International, Inc., a wholly-owned British Virgin Islands International Business Company ("Modus" or the "Buyer").

                                    RECITALS

     A. Seller owns of record and beneficially 51% of all of the outstanding shares of capital stock of the Company; and

     B. Seller desires to sell to Buyer, and Buyer desires to buy from Seller, 51% of the issued and outstanding shares of the common stock of the Company (the "Shares");

     C. Buyer will purchase the Shares from Seller through Modus.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

                                    ARTICLE I
                           TERMS OF PURCHASE AND SALE

     1.1 Purchase and Sale of Shares of the Company. On the Closing Date, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares for the purchase price specified herein. At the Closing, Seller shall deliver to Buyer certificates representing all of the Shares which are required to be delivered or are otherwise deliverable by Seller pursuant hereto at the Closing duly endorsed in blank for transfer or accompanied by duly executed stock powers assigning such Shares in blank, and Buyer shall deliver the Purchase Price to Seller.

     1.2 The Closing. The purchase and sale of the Shares shall take place at the offices of Pallett Valo, LLP, 90 Burnhamthorpe Road West, Suite 1600, Mississauga, Ontario L5B 3C3 at 10:00 a.m. on August 1, 2002, or at such other place and/or other date as the parties may mutually agree (the "Closing Date"). The Closing shall be deemed to have taken place at 11:59 P.M. on July 31, 2002.

     1.3 Purchase Price. Subject to the purchase price adjustment provided for in paragraph 1.4 below and the escrow provisions of paragraph 1.5 below, the purchase price shall be 125,000 shares of Bonso's Common Stock and the sum of U.S. $1,000,000 payable in cash and through issuance of a promissory note as described below (the "Purchase Price"). The Purchase Price shall be satisfied on the Closing Date as follows:

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     (i)  subject to the purchase price adjustment provided for in paragraph 1.4 below and the escrow provisions of paragraph 1.5 below, the Buyer will pay to the Seller the sum of U.S. $500,000 in cash or by certified cheque, money order or bank draft (the "Cash Portion");

     (ii) the Buyer shall provide the Seller with a share certificate evidencing the ownership by the Seller of 125,000 shares of Bonso's common stock (the "Bonso Shares") (the "Stock Portion"), and

     (iii) subject to the escrow provisions of paragraph 1.5 below, the Buyer shall provide the Seller with a non-interest bearing promissory note (the "Note") in the amount of U.S. $500,000 payable in five (5) equal annual payments. The form of the Note is to be satisfactory to the Seller in its reasonable discretion.

     Bonso's Common Stock, which comprises the Stock Portion of the Purchase Price, will be "restricted," as that term is defined in Rule 144 adopted under the Securities Act of 1933, as amended (the "Securities Act"). The stock will be issued by Bonso under an appropriate exemption from the registration requirements of the Securities Act, including, but not limited to the statutory exemption under Section 4(2) of the Securities Act, and the exemption for the offshore offer and sale of securities set forth in Regulation S adopted under the Securities Act. Seller will make all necessary investment representations required to establish an exemption from the registration requirements of the Securities Act. Bonso will register the shares of Bonso's Common Stock issued to Seller for resale under the Securities Act as provided for in Paragraph 5.2 below.

     1.4 Purchase Price Adjustment.

     (i) The Purchase Price shall be increased or decreased based upon the amount of Shareholders' Equity on the "Final Closing Balance Sheet", as defined and determined in paragraph 1.4(ii) below. Shareholders' Equity shall mean total assets minus total liabilities as set forth on the Final Closing Balance Sheet. Any adjustment in the Purchase Price shall be applied one-half to the Cash Portion and one-half to the Note. To the extent that Shareholders' Equity on July 31, 2002, as reflected on the Final Closing Balance Sheet, exceeds Five Hundred Thousand United States Dollars (U.S. $500,000) then the Purchase Price shall be increased by the difference between the Shareholders Equity and $500,000. For example, if the Shareholders' Equity on July 31, 2002, is U.S. $600,000, then the Purchase Price shall be increased by U.S. $100,000 with the Cash Portion increased from U.S. $500,000 to U.S. $550,000 and the amount to be paid pursuant to the Note increased from U.S. $500,000 to U.S. $550,000. If the Purchase Price is increased in accordance with this paragraph, the Buyer shall immediately pay to the Seller the increase in the Cash portion by certified cheque, bank draft or money order, and a second promissory note (the "Second Note") shall be immediately prepared and signed by the Buyer, on the same terms and conditions as the Note, evidencing such extra payment and the Second Note shall be immediately delivered to the Seller. To the extent that total Shareholders' Equity on July 31, 2002, as reflected on the Final Closing Balance Sheet is less than Five Hundred Thousand United States Dollars (U.S. $500,000) then the Purchase Price shall be decreased by the difference between the

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          Shareholders Equity and $500,000 (hereinafter referred to as the "Gap
          Amount"). For example, if the Shareholders' Equity on July 31, 2002, is U.S. $100,000, then the Purchase Price shall be decreased by U.S. $400,000 (i.e., the Gap Amount) with the Cash Portion decreased from U.S. $500,000 to U.S. $300,000 and the Note decreased from U.S. $500,000 to U.S. $300,000. If the Purchase Price is decreased in accordance with this paragraph, Seller shall immediately pay to Buyer the decrease in the Cash Portion by certified cheque, bank draft or money order, and a Second Note shall be immediately prepared and signed by the Buyer, on the same terms and conditions as the Note, evidencing the new lower principal amount and the Second Note shall be immediately delivered to the Seller in exchange for the Note which shall then be cancelled. The calculation of the Shareholders' Equity shall be done in accordance with United States Generally Accepted Accounting Principles ("U.S. GAAP"). To the extent that Buyer's acquisition of its interest in the equity of the Company triggers or results in any liability to employees of the Company based on change of control provisions in either employment agreements or under applicable law, then the Purchase Price shall be further reduced for any such liabilities.

     (ii) Not later than August 7, 2002, or a soon as reasonably practical thereafter, Thadani shall cause the Company to prepare and deliver to Buyer a balance sheet as of July 31, 2002, prepared in accordance with U.S. GAAP and in a manner that is consistent with prior practise (the "Final Closing Balance Sheet"). Buyer shall select an accounting firm or accountant ("Buyer's Review Accountants") to perform certain procedures and tests on the Final Closing Balance Sheet, in order to determine if Buyer accepts the Final Closing Balance Sheet for purposes of the adjustment to the purchase price.

     (iii) During the 45-day period following Buyer's receipt of the Final Closing Balance Sheet, Buyer, Buyer's Review Accountants, or Buyer's designated agents shall be permitted to review and make copies of (a) any of the Company's working papers relating to the Final Closing Balance Sheet, and (b) any supporting schedules, supporting analyses and other supporting documentation relating to the Final Closing Balance Sheet. The Company will make available electronic copies of their general ledger if requested by the Buyer or Buyer's Review Accountants. The Final Closing Balance Sheet shall become final and binding upon the Parties on the 46th day following delivery of the Final Closing Balance Sheet (unless such day is a Saturday, Sunday or Public Holiday in Ontario or Hong Kong in which case the date shall be extended until the next business day), unless Buyer gives written notice of disagreement with the Final Closing Balance Sheet ("Notice of Disagreement") to Thadani prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a Notice of Disagreement complying with the preceding sentence is received by Thadani in a timely manner, then the Final Closing Balance Sheet (as revised in accordance with clause
          (I) or (II) below) shall become final and binding upon the parties on the earlier of (I) the date Thadani and Buyer resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (II) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below).

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     (iv) During the 60-day period following Thadani's receipt of a Notice of
          Disagreement that complies with the preceding paragraph, Buyer and Thadani shall act in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. During such period Thadani and the Company's independent auditors shall be permitted to review and make copies reasonably required of (a) the Buyer's or Buyer's Review Accountant's working papers (if any) relating to the preparation of the Notice of Disagreement; and (b) any supporting schedules, supporting analyses and other supporting documentation relating to the preparation of the Notice of Disagreement. If, at the end of such 60-day period, the differences as specified in the Notice of Disagreement are not resolved, Thadani and Buyer shall submit to an independent accounting firm (the "Accounting Firm") for review and resolution any and all matters which remain in dispute and which are properly included in the Notice of Disagreement. The Accounting Firm shall be a Toronto office of Deloitte & Touche (or another mutually acceptable independent public accounting firm and office agreed upon by the Parties in writing). Any such decision shall be final and binding upon the Buyer and the Seller and shall not be subject to appeal or contestation. Thadani and Buyer shall use reasonable efforts to cause the Accounting Firm to render a decision resolving the matters in dispute within 30 days following the receipt of the submission of such matters by the Accounting Firm. Upon receipt by Thadani and Buyer of such decision, either Thadani or Buyer may request that judgment be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. Except as specified in the following sentence, the cost of any dispute resolution procedure (including the fees and expenses of the Accounting Firm) pursuant to this paragraph 1.4 shall be borne by Thadani, on the one hand, and Buyer, on the other hand, in the same proportion as their proportionate success on matters resolved by the Accounting Firm, which proportionate allocations shall be determined by the Accounting Firm at the time the decision of the Accounting Firm is rendered on the merits of the matters submitted. The fees and expenses incurred by Buyer's Review Accountants and Price WaterhouseCoopers in connection with the tests and procedures performed upon the Final Closing Balance Sheet shall be borne by Buyer.

     1.5 Escrow of Portion of Purchase Price. The sum of U.S. $29,000 shall be deducted at Closing from the Cash Portion of the Purchase Price, and shall be held in escrow with Schlueter & Associates, P.C. pending the final determination of the Purchase Price Adjustment in accordance with the provisions of paragraph
1.4 above, and the balance of the Cash Portion which shall be based upon the estimated Shareholder's Equity of the Company at July 31, 2002 (as mutually agreed to by the Parties in writing) shall be immediately paid to Thadani on Closing. Once the Shareholders' Equity has been finally established in accordance with paragraph 1.4 above and the Purchase Price has been adjusted, the funds being held in Escrow shall be distributed to either the Buyer or the Seller as is appropriate.

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     1.6 Shareholder's Loans. If the Purchase Price is reduced as described in paragraph 1.4 above, the cash portion of the Gap Amount up to a maximum of U.S. $150,000 shall be applied toward repayment of the loans made to the Company by Seller (the "Shareholder Loans"). The Company will then execute a promissory note in Buyer's favor incorporating the same terms and conditions, as the remaining Shareholder's Loans require, in the amount of the payment made to Seller on the Shareholder Loans. After the Closing, the Company will pay the Seller and the Buyer $20,000 (Canadian) per month until the Shareholder's Loans are paid in full. If the Company's cash flow will not allow for both Buyer and Seller to receive $20,000 (Canadian) payments on their Shareholder Loans, the cash that is available for the Shareholder Loan payments shall be paid out equally to Buyer and Seller.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants:

     2.1 Corporate Existence of Company, Etc. The Company is a corporation duly organized and validly existing, under the laws of Ontario, has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation, and is in good standing, in each jurisdiction listed on the Disclosure Schedule hereto, and in each other jurisdiction where the character of its properties owned or held under lease require it to be so qualified. Attached to the Disclosure Schedule is a complete and correct notarial copy of the Company's Articles of Incorporation, as amended to date, and a copy of the Company's By-Laws, as currently in effect. This Agreement has been duly executed and delivered on behalf of the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors' rights generally, or (ii) subject to general principles of equity and equitable rights.

     2.2 Capitalization. The authorized capital stock of the Company consists of an unlimited number of common shares and an unlimited number of Class A Special Shares, no par value per share, of which 5,500 common shares are issued and outstanding, 2,805 of which are owned of record and beneficially by Seller, and 2,695 of which are owned of record and beneficially by Sky Group of Companies Inc. All outstanding Shares have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights. There is outstanding no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any Shares or of any other capital stock of the Company or any securities convertible into, or other rights to acquire, any such Shares or other capital stock of the Company or (ii) obligates the Company or Seller to grant, offer or enter into any of the foregoing or (iii) relates to the voting or control of such Shares, capital stock, securities or rights.

     2.3 Title to Shares. The sale and delivery of the Shares to Buyer pursuant to this Agreement will vest in Buyer legal and valid title to the Shares, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever ("Encumbrances") (other than Encumbrances contained in the Company's Articles or created by Buyer and restrictions on re-sales of the Shares under applicable securities laws).

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     2.4 Consents and Approvals. Except as set forth on the Disclosure Schedule, there is no authorization, consent order or approval of, or notice to or filing with, any governmental or regulatory authority required to be obtained or given or waiting period required to expire as a condition to: (i) the lawful consummation by the Seller of the sale of the Shares pursuant to this Agreement, or (ii) in connection with execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby.

     2.5 No Conflicts. Except as set forth in the Disclosure Schedule, the execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not conflict with, or constitute or result in a breach, default or violation of (with or without the giving of notice or the passage of time) any of the terms, provisions or conditions of, (i) the Articles of Incorporation or By-Laws of the Company; (ii) any law, ordinance, regulation or rule applicable to Seller or the Company; (iii) any order, judgment, injunction or other decree by which Seller or the Company or any of their respective assets or properties is bound; or (iv) any written or oral contract, agreement, or commitment to which Seller or the Company is a party or by which they or any of their respective assets or properties is bound; nor will such execution, delivery and performance result in the creation of any material Encumbrance upon any properties, assets or rights of the Company, except for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

     2.6 Subsidiaries. Except as set forth in the Disclosure Schedule, the Company does not own any equity ownership interest, directly or indirectly, in any person, corporation or other entity. The entities so set forth in the Disclosure Schedule are collectively referred to as the "Subsidiaries" and individually as a "Subsidiary." The Company owns, either directly or indirectly through one or more Subsidiaries, all of the shares of capital stock of the Subsidiaries indicated on the Disclosure Schedule free and clear of any Encumbrance (other than Encumbrances described in the Disclosure Schedule and other than restrictions on re-sales of such shares under applicable securities laws). All of the issued and outstanding shares of capital stock of the Subsidiaries are validly issued, fully paid and non-assessable. Except as set forth in the Disclosure Schedule, there are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of any of the Subsidiaries, or subscriptions, warrants, options, rights or other arrangements or commitments obligating any Subsidiary to issue or dispose of any of its equity securities or any ownership interest therein.

     2.7 Financial Statements. Attached hereto in the Disclosure Schedules are the following financial statements (collectively the "Financial Statements"):
(i) audited balance sheets and statements of operations, retained earnings (deficit), and cash flows for the Company as of and for the fiscal years ended March 31, 1999, 2000, and 2001; (ii) an audited balance sheet and statements of operations, retained earnings (deficit), and cash flows for the Company as of and for the eight months ended November 30, 2001; (iii) an unaudited balance sheet and statements of operations, retained earnings (deficit), and cash flows for the Company as of and for the six months ended May 31, 2002 (iv) an audited balance sheet and statements of operations, retained earnings (deficit), and cash flows for Vector Distribution Systems, Inc. ("Vector Distribution") as of

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and for the five month period ended March 31, 2001; (v) an audited balance sheet and statements of operations, retained earnings (deficit), and cash flows for Vector Distribution as of and for the eight month period ended November 30, 2001; and (vi) ) an unaudited balance sheet and statements of operations, retained earnings (deficit), and cash flows for Vector Distribution as of and for the six months ended May 31, 2002. The unaudited balance sheet and statements of operations, retained earnings (deficit), and cash flows for the Company as of and for the six months ended May 31, 2002, and the unaudited balance sheet and statements of operations, retained earnings (deficit), and cash flows for Vector Distribution as of and for the six months ended May 31, 2002 are collectively referred to herein as the "Most Recent Financial Statements." Except as noted therein, the Financial Statements (including the notes thereto) have been prepared in accordance with Canadian GAAP in the case of the Company and U.S. GAAP in the case of Vector Distribution, applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company and Vector Distribution as of such dates and the results of operations of the Company and Vector Distribution for such periods; provided however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

     2.8 Liabilities. Except as set forth in the Disclosure Schedule, neither the Company nor any Subsidiary has any debts, obligations or liabilities of whatever kind or nature, either direct or indirect, absolute or contingent, matured or unmatured, except debts, obligations and liabilities that are fully reflected in, or reserved against in the Interim Balance Sheet or incurred in the ordinary course of business subsequent to the date of the Interim Balance Sheet.

     2.9 Absence of Certain Changes or Events. Except as set forth in the Disclosure Schedule or except as otherwise contemplated by this Agreement, since May 31, 2002, there has not been (a) any damage, destruction or casualty loss to the physical properties of the Company (whether covered by insurance or not);
(b) any material change in the business, operations or financial condition of the Company and the Subsidiaries; (c) any entry into any transaction, commitment or agreement (including without limitation any borrowing or capital expenditure) material to the Company and the Subsidiaries course of business; (d) any redemption or other acquisition by the Company or any Subsidiary of the Company's capital stock or any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property with respect to the Company's capital stock; (e) any increase in the rate or terms of compensation payable or to become payable by the Company or any subsidiary to its directors, officers or employees or any increase in the rate or terms of any bonus, pension, insurance or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers or key employees; (f) any change in production schedules, acceleration of sales, or reduction of aggregate administrative, marketing, advertising and promotional expenses or research and development expenditures other than in the ordinary course of business; (g) any sale, transfer or other disposition of any asset of the Company or the Subsidiaries to any party, including Seller, except for payment of third-party obligations incurred in the ordinary course of business in accordance with the Company's or the Subsidiaries' regular payment practices; (h) any termination or waiver of any material rights of value to the business of the Company and the Subsidiaries; or (i) any failure by the Company or the Subsidiaries to pay their accounts payable or other obligations in the ordinary course of business consistent with past practice unless such account payable is disputed by the Company or any applicable Subsidiary.

     2.10 Title to Properties. Except as set forth on the Disclosure Schedule, the Company and the Subsidiaries have good and marketable title to all of the assets and properties which they purport to own and which are reflected on the Interim Balance Sheet, free and clear of all Encumbrances, except for (a) liens for current taxes not yet due and payable or for taxes the validity of which is being contested in good faith by appropriate proceedings, and (b) encumbrances which individually or in the aggregate do not materially and adversely affect the business, operations or financial condition of the Company and the Subsidiaries.

     2.11 Patents, Trade-marks, Etc. Except as set forth in the Disclosure Schedule, (a) the Company and the Subsidiaries own or possess adequate licenses or other valid rights to use all Canadian and foreign patents, trade-marks, trade names, service marks, copyrights, and applications therefor which are material to the conduct of the business, operations or financial condition of the Company and the Subsidiaries (the "Patent and Trade-mark Rights"); (b) the validity of the Patent and Trade-mark Rights and the title thereto of the Company or the Subsidiaries were not being questioned in any litigation to which the Company or any of the Subsidiaries was a party, nor, was any such litigation threatened or claims of third parties made; (c) to the best of Seller's actual knowledge after Reasonable Investigation, as defined below, the conduct of the business of the Company and the Subsidiaries as now conducted does not conflict with any valid patents, trade-marks, trade names, service marks or copyrights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the Patent and Trade-mark Rights. The Disclosure Schedule contains a list of all Patent and Trade-mark Rights. For purposes of this Agreement the term "Reasonable Investigation" shall mean investigation of the Company's correspondence, documents and other business records and inquiring of the Company's employees.

     2.12 Insurance. All insurance policies with respect to the properties, assets, operations and business of the Company and the Subsidiaries (the "Insurance Policies") are in full force and effect. Except as set forth in the Disclosure Schedule there are no pending claims against the Insurance Policies by the Company or any of the Subsidiaries as to which the insurers have denied liability and with respect to which there is a reasonable likelihood of a settlement or determination adverse the Company and the Subsidiaries. To the best of Seller's actual knowledge after Reasonable Investigation, there are no circumstances existing that would enable the insurers to avoid liability under the Insurance Policies or no other parties having an interest under the Insurance Policies. Except as set forth in the Disclosure Schedule (i) there exists no material claims under the Insurance Policies that have not been properly filed by the Company or a Subsidiary, (ii) no insurance company has refused to renew any material insurance policy of the Company or the Subsidiaries during the past 18 months, and (iii) there have been no material rate or premium increases or written notice of prospective changes therein on general liability, property or directors and officers liability Insurance Policies during the past 18 months. The Disclosure Schedule contains a list of all Insurance Policies.

     2.13 Company Contracts. The Disclosure Schedule lists the following (to the extent any of the following exist) (such agreements, commitments, and written summaries of oral agreements being sometimes collectively referred to herein as the "Company Contracts"):

     (i) all leases of real property to which the Company or any of the Subsidiaries is a party (whether as lessor or lessee);

     (ii) all leases of machinery or equipment to which the Company or any of the Subsidiaries is a party (whether as lessor or lessee), with the annual rental, the termination date, and the conditions of assignment and renewal being given with respect to each lease;

     (iii) all rights and all licenses, leases, and other agreements relating to rights in other tangible personal property to which the Company or any of the Subsidiaries is a party, involving the payment by or to it of more than U.S. $20,000 in the aggregate with respect to any one agreement.

     (iv) all policies of insurance and fidelity or surety bonds in force with respect to the directors, officers, properties, assets, liabilities, or operations of the Company or any of the Subsidiaries in each case with a notation as to the status of premiums paid thereon;

     (v) all agreements of the Company or any of the Subsidiaries for the borrowing or lending of money;

     (vi) all agreements granting any person a lien, security interest, or mortgage on any property or asset of the Company or any of the Subsidiaries, including any factoring agreement or agreement for the assignment of receivables or inventory;

     (vii) all agreements of the Company or any of the Subsidiaries guaranteeing, indemnifying, or otherwise becoming liable for the obligations or liabilities of another;

     (viii) all agreements of the Company or any of the Subsidiaries with any manufacturer or supplier with respect to discounts or allowances or extended payment terms;

     (ix) all agreements of the Company or any of the Subsidiaries with any distributor, dealer, sales agent, or representative;

     (x) all agreements that restrict the Company from doing any kind of business or from doing business in any jurisdiction or from competing with any person;

     (xi) all agreements for the purchase of goods, materials, supplies, machinery, capital assets or services in excess of U.S. $50,000 in any one case or in excess of U.S. $100,000 in the aggregate;

     (xii) all collective bargaining agreements and employee pension benefit plans which are currently in effect and all information relating to such employee benefit plans required to be disclosed pursuant to Paragraph 2.17(b) hereof;

     (xiii) all bonus, deferred compensation, profit sharing, pension, retirement, stock option, stock purchase, hospitalization, insurance, medical, dental, or other plans, arrangements, or practices providing employee or executive benefits;

     (xiv) all shareholders' agreements, proxies, voting trusts, or powers of attorney to act on behalf of the Company or any of the Subsidiaries or in connection with its properties or business affairs other than such powers to so act as normally pertain to corporate officers;

     (xv) all agreements relating to the sale of assets of the Company or any of the Subsidiaries;

     (xvi) all joint venture or partnership agreements with any other person;

     (xvii) all agreements for the construction or modification of any building or structure or for the incurrence of any other capital expenditure;

     (xviii) all advertising agreements;

     (xix) all agreements giving any party the right to renegotiate or require a reduction in price or the repayment of any amount previously paid;

     (xx) all other agreements and commitments (including employment and consulting agreements) to which the Company or any of the Subsidiaries is a party, by which it is or may be bound, or from which it does or may derive benefit, and a description of the terms thereof, with the termination date and conditions of assignment and renewal being given in each case, except any contract or commitment (A) involving the payment by or to the Company of less than U.S. $10,000 in the aggregate, (B) terminable by such Company without liability or expense on 60 days' notice or less, (C) for the purchase or sale of merchandise or services entered into in the ordinary course of business, which will be performed by such Company in less than three months and which will not have any material effect on the properties and business of such Company, or (D) covered by any other paragraph of this Paragraph 2.13;

     (xxi) the name and current rate of compensation of (A) each director and officer of each Company and (B) each other employee of or consultant to the Companies whose current annual rate of compensation (including bonuses and commissions) from any Company is U.S. $70,000 or more;

     (xxii) the name of each retired employee, officer, or director, if any, of the Company who is receiving or is entitled to receive any payments not covered by any Employee Benefit Plan and his or her age, sex and current unfunded pension benefits; and

     (xxiii) the name of each bank in which any Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

     Except as set forth in the Disclosure Schedule, to the best of Seller's actual knowledge after Reasonable Investigation, each of the Company Contracts is valid, binding, and enforceable in accordance with its terms for the periods (if any) stated therein, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting creditors' rights generally and limitations on the availability of equitable remedies; the Company has fulfilled or has taken all actions necessary to enable it to fulfill when due all of its obligations under the Company Contracts, and there is not, under any of the foregoing, any existing default or event of default or any event which, with or without the giving of notice or the passage of time, would constitute a material default under any of the Company Contracts. To the best of Seller's actual knowledge after Reasonable Investigation, there are no laws, regulations, rules or decrees currently in effect or to be in effect which materially adversely affect or might materially adversely affect the Company's rights under any of the Company Contracts.

     2.14 Litigation. Except as set forth in the Disclosure Schedule, there is no action, proceeding or investigation in any court or before any governmental or regulatory authority pending or to the best of Seller's actual knowledge after Reasonable Investigation, threatened in writing or orally (a) against the

Company or any of the Subsidiaries or against Seller, in connection with the conduct of the businesses of the Company and the Subsidiaries, (b) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby, or (c) render the Buyer unable to hold shares in, or designate at least a majority of the members of the Board of Directors of, or exercise control over, the Company. The actions or proceedings described in clauses (a), (b) and (c) are collectively referred to as "Litigation." Except as disclosed in the Disclosure Schedule, neither the Company nor any of the Subsidiaries is subject to any outstanding order, writ, judgment or decree. The Disclosure Schedule contains a list of all Litigation.

     2.15 Taxes. (a) Except as set forth in the Disclosure Schedule, (i) all federal, state, local and material foreign income, franchise, excise, sales and use tax ("Taxes") returns required to be filed with respect to the Company and the Subsidiaries have been filed in a timely manner (taking into account all extensions of due dates); (ii) the Company and the Subsidiaries have paid, or have made sufficient provision for, or have set up adequate reserves for the payment of, all Taxes shown as due on such returns; (iii) neither the Company nor any Subsidiary has executed any presently effective waiver or extension of any statute of limitations against assessment and collection of Taxes with respect to the Company or any Subsidiary; and (iv) the proper amounts have been withheld by the Company and each Subsidiary from employees with respect to all cash compensation paid to employees for all periods in compliance in all material respects with the tax and other withholding provisions of all applicable laws. Except as set forth in the Disclosure Schedule, or as reflected in the Financial Statements, no deficiencies for any taxes have been asserted in writing or assessed against the Company or any of the Subsidiaries that remain unpaid.

     2.16 Compliance with Laws. Except as set forth in the Disclosure Schedule, to the best of Seller's actual knowledge after Reasonable Investigation, the Company and the Subsidiaries have complied in all material respects with all laws, statutes, rules, regulations, judgments, decrees and orders applicable to their business (including without limitation, any of the above which relate to the environment).

     2.17 Employee Benefits and Agreements.

     (a) The Disclosure Schedule contains a list of (1) all material employment contracts between the Company and each Subsidiary and each executive officer thereof, (2) all collective bargaining agreements between the Company or any Subsidiary and employee representatives, and (3) all bonus, incentive, stock option, stock purchase, phantom stock, stock appreciation rights, performance shares, and similar plans either currently maintained by the company or any Subsidiary or, if terminated, under which employees or former employees have rights that are outstanding, and all awards and agreements under any of such plans pursuant to which any employees or former employees hold outstanding rights.

     (b) The Disclosure Schedule contains a list of each employee pension benefit plan that the Company or any subsidiary maintains or to which any of such parties contributes or is required to contribute on behalf of its employees. With respect to each of such plans, the most recent summary plan descriptions and the most recent actuarial reports prepared with respect to such plans have been furnished or made available to Buyer.

     (c) The Disclosure Schedule contains a list of each material unfunded deferred compensation, supplemental death, disability, medical reimbursement, employee welfare benefit plan and, to the extent not included in Paragraph 2.17(b) above, each material employee pension benefit plan maintained by the Company or any Subsidiary. With respect to each such plan that is funded or required to be funded through insurance, all premiums due and payable with respect to such insurance have been paid. With respect to each of such plans, the most recent summary plan descriptions and the most recent actuarial reports, if any, prepared with respect to such plans have been furnished or made available to Buyer.

     (d) The Disclosure Schedule lists (i) all governmental or court required plans, including, but not limited to, affirmative action plans, with respect to the Company or any Subsidiary, and (ii) all governmental or court ordered audits for compliance with applicable law that would require the continuation of any such plan or the implementation of any such plan that has not been put into effect on the date of this Agreement.

     2.18 Licenses and Permits. The Company and the Subsidiaries have all governmental licenses and permits and other governmental authorizations and approvals required for the conduct of their businesses as presently conducted ("Material Permits"). The Disclosure Schedule includes a list of all Material Permits.

     2.19 Business Relations. Except as disclosed in the Disclosure Schedule, neither the Company nor the Subsidiaries is required to provide any bonding or other financial security arrangements in connection with any transactions with any of its customers or suppliers. Except as set forth in the Disclosure Schedule, to the best of Seller's actual knowledge after Reasonable Investigation, no customer or supplier of the Company or the Subsidiaries will cease to do business with the Company or the Subsidiaries after the consummation of the transactions contemplated hereby. Except as set forth in the Disclosure Schedule, neither the Company nor any Subsidiary has experienced any difficulties in obtaining any raw materials necessary to the operations of its business, and to the best of Seller's actual knowledge after Reasonable Investigation, no such shortage of raw materials is threatened.

     2.20 Interest in Competitors, Suppliers, Customers, Etc. Except as set forth in the Disclosure Schedule, neither the Seller nor any affiliate of the Seller has any ownership interest in any competitor, supplier or customer of the Company or its Subsidiaries accounting for not less than 1% of the Company's purchases from suppliers in the most recently ended fiscal year or any property used in the operation of the business of the Company or its Subsidiaries.

     2.21 Promissory Notes and Accounts Receivable. There are no promissory notes receivable. All accounts receivable of the Company and its Subsidiaries reflected on the Interim Balance Sheet represent sales actually made, or services actually rendered in the ordinary course of business on or prior to May 31, 2002, are valid accounts receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the balance sheet dated as of May 31, 2002 (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and it Subsidiaries.

     2.22 Employee Relations. No union organizational campaign is in process or to the best of Seller's actual knowledge after Reasonable Investigation, has been threatened in writing. Neither the Company nor any Subsidiary has incurred any work stoppages, general labor disputes, or union strikes in the past three
(3) years which have had an adverse effect on the business operations or financial condition of the Company and the Subsidiaries nor to the best of Seller's actual knowledge after Reasonable Investigation, have any which would have such an adverse effect been threatened in writing.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Sellers as follows:

     3.1 Organization. Buyer is an international business company duly organized, validly existing and in good standing under the laws of British Virgin Islands and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as it is now being conducted and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

     3.2 Corporate Power and Authority. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors' rights generally, or (ii) general principles of equity and equitable rights. Buyer need not give any notice to, make any filing with, or obtain any authorisation, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     3.3 No Conflicts. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not conflict with, or constitute or result in a breach, default or violation of (with or without the giving of notice or the passage of time, or both), (i) any provision of law, statute, rule, ordinance or regulation applicable to Buyer or to which Buyer is subject, (ii) any order, judgment or decree applicable to Buyer or (iii) any term or condition of the Memorandum or Articles of Association of Buyer or any oral or written contract, agreement, commitment or other instrument to which Buyer or any of its subsidiaries is a party or by which any of them may be bound; except for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

     3.4 Investment Intent. Buyer is acquiring the Shares solely for its own account and not with a view to a sale or distribution thereof in violation of any securities laws. Buyer acknowledges that it has received, or has had access to, all information which it considers necessary or advisable to enable it to make a decision concerning its purchase of the Shares, provided that the foregoing shall not limit or otherwise affect the rights or remedies of Buyer hereunder with respect to the breach of any representations, warranties, covenants or agreements of Sellers contained herein.

     3.5 Consents. Except as set forth in the Disclosure Schedule, no consent, approval or authorization of, exemption by, or filing with, any governmental or regulatory authority is required in connection with the execution, delivery and performance by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby, excluding, however, consents, approvals, authorizations, exemptions and filings, if any, which Seller is required to obtain or make.

     3.6 SEC Documents; Financial Information. For purposes of this Agreement, "SEC Documents" means all reports, schedules, registration statements and other documents (including all exhibits and schedules thereto) required to be filed by Buyer with the SEC on or after July 28, 2001. Thadani has had access to Buyer's SEC Documents on the SEC's web site, which contains true and complete copies of all SEC Documents filed with the SEC. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and as of their respective dates none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer and its material subsidiaries included in the SEC Documents comply as of their respective dates in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto (except as may be indicated in the notes thereto) and present fairly in all material respects as of their respective dates the consolidated financial position of Buyer and its material subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for each of the respective periods, in conformity with U.S. GAAP.

     3.7 Litigation. Except as set forth in the Disclosure Schedule, there is no action, proceeding or investigation in any court or before any governmental or regulatory authority pending or threatened in writing or, to Buyer's knowledge, orally threatened which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby.

                                   ARTICLE IV
                        CERTAIN COVENANTS OF THE PARTIES

     Seller and Company, on the one hand, and Buyer, on the other hand, hereby covenant to and agree with one another as follows:

     4.1 Conduct of Business. Except as may be otherwise contemplated by this Agreement or required by any of the documents listed in the Disclosure Schedule or except as Buyer may otherwise consent to in writing (which consent shall not be unreasonably withheld), between the date hereof and the Closing Date:

     (a) Seller will cause the Company and the Subsidiaries to (i) operate their businesses only in the ordinary course; (ii) use their best efforts to preserve the business organization of the Company and the Subsidiaries as a whole intact;

(iii) maintain their properties, machinery and equipment in sufficient operating condition and repair to enable the Company and the Subsidiaries to operate their business in the manner in which they were operated immediately prior to the date hereof, except for maintenance required by reason of fire, flood or other acts of God (except that any insurance proceeds paid by reason of any such casualty after the date hereof shall be applied towards such maintenance); (iv) continue all of the Insurance Policies (or comparable insurance) in full force and effect; (v) use commercially reasonable efforts to keep available until the Closing Date the services of their present officers and key employees; (vi) pay their accounts payable and all other obligations in the ordinary course of business; and (vii) use commercially reasonable efforts to preserve their relationships with their material lenders, suppliers, customers, licensors and licensees and others having material business dealings with them such that the business will not be impaired; and

     (b) Seller will cause the Company and the Subsidiaries not to (i) make any change in their respective Certificates of Incorporation, By-Laws or similar charter documents; (ii) make any change in their issued or outstanding capital stock, or issue any warrant, option or other right to purchase shares of their capital stock or any security convertible into shares of their capital stock, or redeem, purchase or otherwise acquire any shares of their capital stock, or declare any dividends or make any other distribution in respect of their capital stock; (iii) voluntarily incur or assume, whether directly or by way of guarantee or otherwise, any material obligation or liability, except obligations and liabilities incurred in the ordinary course of business; (iv) mortgage, pledge or encumber any material part of their properties or assets, tangible or intangible; (v) sell or transfer any material part of their assets, property or rights, or cancel any material debts or claims; (vi) amend or terminate any Company Contract or any Material Permit to which they are parties, except in the ordinary course of business pursuant to the terms of such Agreement; (vii) make any material change in any company benefit plans, except as required by law and except for changes made in the ordinary course of business in accordance with their customary practices (including increases in compensation and benefits after normal periodic performance reviews); (viii) make any changes in the accounting methods, principles or practices employed by them, except as required by generally accepted accounting principles; (ix) make any capital expenditure or enter into any commitment therefor; (x) incur any debt or make any borrowings, or enter into any commitment therefor; or (xi) enter into any other agreement, course of action or transaction material to the Company and the Subsidiaries except in the ordinary course of business.

     4.2 Undertakings. Seller, Company, and Buyer will use commercially reasonable efforts, and will cooperate with one another, to secure all necessary consents, approvals, authorizations and exemptions from governmental agencies and other third parties, and to obtain the satisfaction of the conditions specified in Articles VI and VII, as shall be required in order to enable Sellers and Buyer to effect the transactions contemplated hereby in accordance with the terms and conditions hereof.

     4.3 Access. Subject to compliance by Buyer with the provisions of Paragraph 4.4, from the date of this Agreement to the Closing Date, Sellers shall (i) provide Buyer with such information as Buyer may from time to time request with respect to the Company, the Subsidiaries and the transactions contemplated by this Agreement, (ii) provide Buyer and its officers, counsel and other authorized representatives reasonable access during regular business hours and upon reasonable notice to the properties, books, and records of the Company and the Subsidiaries, or as Buyer may otherwise from time to time reasonably request, and (iii) permit Buyer to make such inspections thereof as Buyer may reasonably request.

     4.4 Confidentiality.

     (a) Unless and until the Closing is consummated, Buyer or Seller, Company or the Subsidiaries, as the case may be (the "Recipient"), will keep confidential any information which has been furnished to it by or on behalf of Seller, the Company or the Subsidiaries, or by or on behalf of Buyer, as the case may be (the "Provider"), in connection with the transactions contemplated by this Agreement ("Confidential Information"), and shall use the Confidential Information solely in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, the Recipient will return all Confidential Information to the Provider and either destroy any writings prepared by or on behalf of the Recipient based on Confidential Information or deliver such writings to the Provider. Confidential Information does not include information which (i) is or becomes (but only when it becomes) generally available to the public other than as a result of disclosure in violation of this paragraph 4.4, or (ii) is or becomes (but only when it becomes) available to the Recipient on a non-confidential basis from a source other than the Provider, or any of its agents or advisors or employees, provided that such source is not bound by a confidentiality agreement with the Provider in respect thereof.

     (b) The Recipient may disclose Confidential Information to any of its directors, officers, employees, agents, advisors and, in the case of Buyer, its prospective lenders and equity participants who need to know such Confidential Information in connection with the transactions contemplated by this Agreement; provided that, prior to making such disclosure, the Recipient shall inform all such persons and entities of the confidential nature of such Confidential Information and such persons and entities shall agree, for the benefit of the Provider, to be bound by the terms and conditions of this paragraph 4.4. In any event, the Recipient will be responsible for damages incurred by the Provider arising from any breach of this paragraph 4.4 by any person or entity to whom Confidential Information shall have been furnished. The Recipient may disclose Confidential Information if required by legal process or by operation of applicable law (but only to the extent so required), provided that such Recipient shall first promptly notify the Provider thereof so that the Provider may seek an appropriate protective order and/or waive compliance by such Recipient with the provisions of this paragraph 4.4.

     4.5 Exclusivity. Buyer shall have the exclusive right through the close of business on August 31, 2002 (or such later date as the term of this Agreement may be extended by the parties hereto in writing) to consummate the transactions contemplated herein, and during such exclusive period, neither Seller, the Company nor any of their authorized representatives will solicit or accept any other offer to purchase any of the capital stock or all or any significant part of the assets of the Company or any similar transaction nor hold discussions or negotiations with, or provide any information to, any other individual or corporation, partnership or other entity concerning such purchase (other than such discussions which are in furtherance of the transactions contemplated herein).

     4.6 Personal Guarantees. Buyer shall obtain the release of Thadani's personal guarantee and the corporate guarantee of Thadani's affiliated corporation, Educational Beginnings Inc., (and any security provided therefor) of the Company's obligations to its banks (including, without limitation, TD Canada Trust and Business Development Corporation) no later than August 31, 2002. Thadani's personal guarantee of amounts owed by the Company to Buyer for inventory purchased from Buyer shall be deemed to be released upon Closing of this transaction, and such further written confirmation of such release as is reasonably required by the Seller shall be provided on Closing.

     4.7 Bonso Indemnity and Guarantee. Bonso shall indemnify and hold Seller harmless from and against any and all claims, losses, liabilities and damages, including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable fees and disbursements of counsel, arising out of or resulting from Buyer's obligation and performance under (a) Thadani's Employment Agreement, (b) the Note, (c) and the Shareholders' Agreement.

                                    ARTICLE V
                        COVENANTS RELATING TO THE SHARES

     5.1 Legend on Shares. Each certificate representing the Shares shall be stamped or otherwise imprinted on its face with a legend in the following form:

          "The Shares represented by this certificate have not been registered under Canadian or U.S. securities laws. The Shares have been acquired for investment and may not be sold, transferred or otherwise disposed of except in compliance with such securities laws. In addition, the shares represented by this certificate are subject to a Stock Purchase Agreement dated as of July 31, 2002, a copy of which is on file at the office of the Secretary of the Company, the provisions of which the holder hereof, by acceptance hereof, agrees to be bound."

     5.2 Registration Under the 1933 Act. Buyer agrees that it shall immediately register the Stock Portion of the Purchase Price with the United States Securities and Exchange Commission ("SEC") pursuant to the 1933 Act, at its own expense on a Form F-2 or other appropriate form (the "Registration Statement") and shall use reasonable efforts to keep the Registration Statement current and effective through December 31, 2003.

     Buyer further agrees that it will (i) furnish without charge to Seller such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement, any documents incorporated by reference therein and such other documents as Seller may reasonably request in order to facilitate sale of the Bonso Shares, (ii) notify Seller in writing (a) when a prospectus or any prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to any post-effective amendment, when the same has become effective, (b) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Bonso Shares under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (c) of the happening of any event which makes any statement made in the Registration Statement or related prospectus untrue or which requires the making of any changes in the Registration Statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC a supplement or amendment to such prospectus and notify Seller of such filing so that, as thereafter deliverable to the purchasers of the Bonso Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) cause the Bonso Shares to be listed on the NASDAQ National Market System concurrently with effectiveness of the Registration Statement; (iv) advise Seller promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; (v) notify Seller of any requests by the SEC for the amending or supplementing of the Registration Statement or prospectus or for additional information; (vi) furnish to Seller, without charge, at least one signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, including those incorporated by reference; and (vii) take all such other actions consistent with reasonable best efforts as are necessary or advisable in order to expedite or facilitate the disposition of the Bonso Shares.

     Buyer agrees to indemnify and reimburse, to the fullest extent permitted by law, Seller and each of its employees, advisors, agents, representatives, partners, officers, and directors and each person who controls Seller (within the meaning of the 1933 Act) (collectively, the "Seller Affiliates") (i) against any and all losses, claims, damages, liabilities and expenses, (including, without limitation, reasonable attorneys fees and disbursements) resulting from any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense or cost is not paid under clause (i) above; except insofar as the untrue statements or omissions are made in reliance upon and in strict conformity with information furnished to Buyer by Seller in its capacity as a seller specifically for use therein. The reimbursements required by the previous sentence will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

     Buyer agrees that, if for any reason the indemnification provisions contemplated above are unavailable to or insufficient to hold harmless Seller in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then Buyer shall contribute to the amount paid or payable by Seller as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Buyer and the Seller in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of Buyer and Seller shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Buyer or Seller, and the person's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     5.3 Lockup Agreement. After the Bonso Shares have been registered with the SEC, Seller agrees not to offer, pledge, sell or otherwise transfer or dispose of, directly or indirectly, more than 20,000 shares of the Common Stock during any calendar month.

                                   ARTICLE VI
                        CONDITIONS TO BUYER'S OBLIGATIONS

     The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as Buyer may waive:

     6.1 Representations, Warranties and Covenants of Seller. Seller shall have complied in all material respects with all of its agreements and covenants contained herein required to be complied with at or prior to the Closing Date, and all the representations and warranties of Seller contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except as otherwise contemplated hereby, and except to the extent that such representations and warranties expressly make reference to a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true as of the specified date. Buyer shall have received a certificate executed by or on behalf of Seller, and dated as of the Closing Date, certifying as to the fulfillment of the conditions set forth in this Paragraph 6.1.

     6.2 Further Action. All action (including notifications and filings) that shall be required to be taken by Seller in order to consummate the transactions contemplated hereby shall have been taken and all consents, approvals, authorizations and exemptions from third parties that shall be required in order to enable Seller to consummate the transactions contemplated hereby shall have been duly obtained (except for such actions, consents, approvals, authorizations and exemptions, the absence of which would not prohibit consummation of such transactions or render such consummation illegal), and, as of the Closing Date, the transactions contemplated hereby shall not violate any applicable law or governmental regulation.

     6.3 No Governmental or Other Proceeding. No order of any court or governmental or regulatory authority or body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing Date and no suit or investigation by any government agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result thereof shall be pending or threatened as of the Closing Date.

     6.4 Delivery of Shares. Buyer shall have received certificates representing the Shares.

     6.5 Resignations. Buyer shall have received the resignations of all the officers and directors of the Company except for that of Thadani.

     6.6 Non-Competition Agreements. Prior to the Closing Date, Seller and any other employees of the Company that Buyer deems necessary shall have executed Buyer's standard form one-year non-competition and confidentiality agreements.

                                   ARTICLE VII
                       CONDITIONS TO SELLER'S OBLIGATIONS

     The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as Seller may waive:

     7.1 Representations, Warranties and Covenants of Buyer. Buyer shall have complied in all material respects with all of its agreements and covenants contained herein required to be complied with at or prior to the Closing Date, and all of the representations and warranties of Buyer contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except as otherwise contemplated hereby, and except to the extent that such representations and warranties expressly make reference to a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true as of the specified date. Seller shall have received a certificate of Buyer, dated as of the Closing Date and signed by an officer of Buyer, certifying as to the fulfillment of the condition set forth in this Paragraph 7.1.

     7.2 Further Action. All action (including notifications and filings) that shall be required to be taken by Buyer in order to consummate the transactions contemplated hereby shall have been taken and all consents, approvals, authorizations and exemptions from third parties that shall be required in order to enable Seller to consummate the transactions contemplated hereby shall have been duly obtained (except for such actions, consents, approvals, authorizations and exemptions, the absence of which would not prohibit consummation of such transactions or render such consummation illegal), and, as of the Closing Date, the transactions contemplated hereby shall not violate any applicable law or governmental regulation.

     7.3 No Governmental or Other Proceeding. No order of any court or governmental or regulatory authority or body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing Date and no suit or investigation by any government agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result thereof shall be pending or threatened in writing as of the Closing Date.

                                  ARTICLE VIII
                          SURVIVAL AND INDEMNIFICATION

     8.1 Survival. The representations, warranties, covenants and agreements contained herein to be performed or complied with after the Closing shall survive for a period of 3 years after the Closing Date. A claim for indemnification by a party against the other under this Article VIII for inaccuracy in a representation or warranty or breach of any covenants and agreements contained herein must be asserted in writing and in accordance with Paragraph 8.3 prior to the expiration of the applicable time period referenced above, following which the same shall be barred for all purposes. If written notice of a claim for indemnification is given in accordance with Paragraph 8.3 prior to the expiration of the applicable time period referenced above, then the representation, warranty, covenant, or agreement applicable to such claim shall survive until, but only for purposes of, resolution of such claim.

     8.2 Indemnification. Subject to the provisions of Paragraph 8.1, from and after the Closing, the Seller, the Company and the Subsidiaries, jointly and severally, on the one hand, and the Buyer, on the other hand, shall indemnify and hold harmless the other (the party seeking indemnification being referred to as the "Indemnified Party") from and against any and all claims, losses, liabilities and damages, including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable fees and disbursements of counsel, arising out of or resulting from the inaccuracy of any representation or warranty, or the breach of any covenant or agreement, contained herein or in any instrument or certificate delivered pursuant hereto, by the party against whom indemnification is sought (the "Indemnifying Party").

     8.3 Notice of Claim. The Indemnified Party shall promptly notify the Indemnifying Party in writing of any claim for indemnification, specifying in detail the basis of such claim, the facts pertaining thereto and, if known, the amount, or an estimate of the amount, of the liability arising therefrom. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter all information and documentation necessary to support and verify the claim asserted and the Indemnifying Party shall be given reasonable access to all books and records in the possession or control of the Indemnified Party or any of its affiliates which the Indemnifying Party reasonably determines to be related to such claim.

     8.4 Defense. If the facts giving rise to a right to indemnification arise out of the claim of any third party, or if there is any claim against a third party, the Indemnifying Party may assume the defense or the prosecution thereof, including the employment of counsel, at its cost and expense. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate therein, but the fees and expenses of such counsel employed by the Indemnified Party shall be at its expense. The Indemnifying Party shall not be liable for any settlement of any such claim effected without its prior written consent which consent shall not be unreasonably withheld. Whether or not the Indemnifying Party does choose to so defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend at such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The Indemnifying Party shall be subrogated to all rights and remedies of the Indemnified Party to the extent of any indemnifications provided hereunder.

                                   ARTICLE IX
                          TERMINATION PRIOR TO CLOSING

     9.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

     (i)  By the mutual written consent of Buyer and the Seller; or

     (ii) By the Buyer or Seller in writing if the Closing shall not have occurred on or before August 1, 2002 or such other date to which the Agreement has been extended pursuant to paragraph 1.2;

     (iii) By the Buyer or Seller, if the other shall (x) fail to perform in any material respect its agreements contained herein required to be performed prior to the Closing Date, or (y) materially breach any of its representations, warranties, covenants or agreements contained herein, which failure or breach is not cured within five (5) days after the party seeking to terminate has notified the other party of its intent to terminate this Agreement pursuant to this clause.

     9.2 Termination of Obligations. Termination of this Agreement pursuant to this Article IX shall terminate all obligations of the parties hereunder, except for the obligations under Paragraphs 4.4 and 10.6; provided, however, that termination pursuant to clause (ii) and (iii) of Section 9.1 shall not relieve the defaulting or breaching party from any liability to the other party hereto resulting from its willful breach of this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

     10.1 Entire Agreement. This Agreement (including the Disclosure Schedule) constitutes the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

     10.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties hereto; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other party hereto, except that the Buyer may, at its election and without the prior written consent of Seller, assign this Agreement to any direct or indirect wholly-owned subsidiary or any other affiliate of Buyer so long as the representations and warranties of Buyer made herein are equally true of such assignee. If this Agreement is assigned with such consent or pursuant to such exceptions, the terms and conditions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective assigns; provided, however, that no assignment of this Agreement or any of the rights or obligations hereof shall relieve any party of its obligations under this Agreement. With the exception of the parties to this Agreement, (except as set forth in Article V) there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

     10.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

     10.4 Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     10.5 No Waiver. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto will be deemed to constitute a waiver by the party taking any action of compliance with any representation, warranty or agreement contained herein. The waiver by any party hereto of any condition or of a breach of any other provision of this Agreement will not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under the Agreement will not preclude it from seeking redress for breech of this Agreement other than with respect to the condition so waived.

     10.6 Expenses. Seller and Buyer shall each pay all costs and expenses incurred by them or on their behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.

     10.7 Notices. Any notice, request, instruction or other document (each, a "Notice") to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid,

     If to Company:        Mr. Mohan Thadani
                           Gram Precision Scales Inc.
                           4120 Ridgeway Drive, No. 37
                           Mississauga, Ontario L5L 5S9
                           Canada

     with a copy to:       Murray Gottheil, Esq.
                           Pallett Valo, LLP
                           90 Burmhamthorpe Road West
                           Mississauga, Ontario L5B 3C3
                           Canada

     If to Seller:         Mr. Mohan Thadani
                           Gram Precision Scales Inc.
                           4120 Ridgeway Drive, No. 37
                           Mississauga, Ontario L5L 5S9
                           Canada

     with a copy to:       Murray Gottheil, Esq.
                           Pallett Valo, LLP
                           90 Burmhamthorpe Road West
                           Mississauga, Ontario L5B 3C3
                           Canada

     If to Buyer:          Mr. Anthony So, President
                           Bonso Electronics International Inc.
                           Unit 1106-1110, 11/F, Star House
                           3 Salisbury Road
                           Tsimshatui Kowloon, Hong Kong

     with a copy to:       Henry F. Schlueter, Esq.
                           Schlueter & Associates, P.C.
                           1050 17th Street, Suite 1700
                           Denver, Colorado 80265

     10.8 Further Assurances. From and after the Closing Date, each party, at the request of the other party and at the requesting party's expense, will each take all such action and deliver all such documents as shall be reasonably necessary or appropriate to confirm and vest title to the Shares in Buyer and to confirm and vest title in the Bonso Shares in Seller and otherwise enable Buyer and Seller to enjoy the respective benefits contemplated by this Agreement.

     10.9 Governing Law. The validity, performance and enforcement of this Agreement and any agreement entered into pursuant hereto, unless expressly provided to the contrary, will be governed by the Laws of Ontario without giving effect to the principles of conflicts of law thereof.

     10.10 Dispute Resolution; Arbitration.

     (i) All claims for specific performance of one or more provisions of this Agreement prior to the Closing, including all such claims with respect to the obligations hereunder to consummate the Closing, shall be resolved exclusively by litigation before a court of competent jurisdiction located in Toronto. The Parties hereby irrevocably (A) submit to the exclusive jurisdiction of any of such court in any action or proceedings relating to the aforementioned claims, (B) submit to the jurisdiction of any court, located in any jurisdiction in which such Party has contacts or assets sufficient to sustain jurisdiction, in any action or proceeding relating to the enforcement of any arbitral award or judgment pursuant to this paragraph10, and
          (C) waive the defences of lack of personal jurisdiction, sovereign immunity, improper venue, and inconvenient forum in any action or proceeding as set forth in this paragraph10.10.

     (ii) Except for (A) the claims covered by paragraph 10.10(i) of this Agreement, all disputes or claims arising out of or in connection with this Agreement or the certificates, instruments and document delivered at the Closing (the "Ancillary Documents") shall be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce (the "ICC Rules"). The place of arbitration shall be Toronto, Ontario, Canada. The number of arbitrators shall be three
          (3), and the arbitrators shall be appointed in accordance with the ICC Rules and this Agreement. The two party-appointed arbitrators shall agree on a third arbitrator, who shall serve as chairman of the arbitral tribunal, within twenty (20) days after appointment of the second party-appointed arbitrator, failing which the third arbitrator shall be appointed by the ICC International Court of Arbitration. The language to be used in the arbitral proceedings shall be English. Any award of the arbitral tribunal shall be made in writing, shall be final and binding on the parties and may be entered in any court of competent jurisdiction. The Parties hereby waive any right to appeal insofar as such waiver can validly be made. Each of the Parties agree that arbitration under this paragraph 10.10(ii) is the exclusive method for resolving any of the disputes defined in this paragraph 10.10(ii), and that no Party shall commence any action or proceeding in any court with respect to any such dispute, except to (1) enforce this paragraph10.10(ii), (2) obtain provisional judicial assistance in aid of arbitration under this paragraph 10.10(ii), or (3) file a petition to enforce or set aside an arbitral award made in accordance with this paragraph 10.10(ii).

     10.11 English Language. The English language version of any documents furnished by one Party to the other and the English language version of this Agreement and the related schedules and exhibits shall control in the event of any conflict between the English language version and non-English language version of any such documents. With respect to documents furnished by one Party to the other, such as balance sheets, tax declarations and tax assessments, Commercial Register files and the like ("Official Documents"), that the language of origin shall govern in the event of a conflict between the English language version and non-English versions of any such Official Documents.

     10.12 Public Announcements. Seller and Buyer shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any public statement prior to such consultation.

     10.13 Specific Performance. Buyer on the one hand, and Seller, on the other hand, each acknowledges that the other will be irreparably harmed and that there will be no adequate remedy at law in the event of a violation by it of any of its covenants or agreements which are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of such covenants and agreements, Seller or Buyer, as the case may be, shall have the right to obtain injunctive relief to restrain any breach or threatened breach of, or otherwise to obtain specific performance of, the other's covenants or agreements contained in this Agreement.

     10.14 Facsimile Transmission. The Parties to this Agreement are authorized to execute the Agreement, and transmit a signed copy of same via facsimile to the other parties, who hereby agree to accept and rely upon such documents as if they bore original signatures. The Parties sending such facsimiles hereby acknowledge and agree to provide to the other Parties, within seven days of transmission, the Agreement bearing an original signature.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.


MODUS ENTERPRISE INTERNATIONAL INC.
                                            GRAM PRECISION SCALES INC.

By: ______________________________          By: ________________________________
    Henry F. Schlueter, Assistant               Mohan Thadani, President
    Secretary and Attorney-in-Fact

                                            BONSO ELECTRONICS INTERNATIONAL INC.



                                             By: _______________________________
                                                 Henry F. Schlueter, Assistant
                                                 Secretary and Attorney-in-Fact



                                                 _______________________________
                                                 Mohan Thadani, an individual